Exhibit 10.12



                             REVIVAL AND AMENDMENT
                                       OF
                           PURCHASE AND SALE CONTRACT


     THIS REVIVAL AND AMENDMENT OF PURCHASE AND SALE CONTRACT (this "Amendment") made this ____ day of July 1999, by and between UNITED INVESTORS INCOME PROPERTIES II, a Missouri limited partnership (the "Seller") and DEG OF VIRGINIA, L.L.C., a Virginia limited liability company (the "Purchaser"), recites and provides as follows:

                                    RECITALS

A. Pursuant to the terms of that certain Purchase and Sale Contract, dated May 19, 1999 (the "Purchase Contract"), the Seller agreed to sell and the Purchaser agreed to acquire certain improved real property, known as the Keebler Distribution Building, located at 1242 Executive Boulevard, City of Chesapeake, Virginia, and more particularly described in the Purchase Contract (the "Property").

By written Notice dated June 24, 1999, the Purchaser elected to terminate the Purchase Contract prior to the expiration of the Feasibility Period pursuant to the terms of Section 4.2 of the Purchase Contract.

The Purchaser and the Seller now desire to revive the Purchase Contract and to amend certain provisions therein, all as more particularly set forth in this Amendment.
Except as otherwise provided in this Amendment, terms with initial capital letters shall have the meaning set forth in the Purchase Contract.

                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the premise and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Purchase Contract shall be revived and amended as follows:

Notwithstanding the termination of the Purchase Contract by the Purchaser, the parties hereto agree that the Purchase Contract is hereby revived, shall remain in full force and effect, and is hereby ratified and affirmed in all respects.

The Purchaser acknowledges and agrees that the Feasibility Period under the Purchase Contract has expired and is willing to proceed with the Closing upon the terms and provision set forth in the Purchase Contract.

Article 6 of the Purchase Contract shall be amended as follows:

6.1.1 Notwithstanding anything contained in Section 6.1.1 to the contrary, Closing shall occur on or before July 23, 1999.

6.1.5 At Closing, the Seller shall provide the Purchaser with a credit of Fifty Thousand Dollars ($50,000) to be applied by the Purchaser after Closing to the repair and replacement of the roof on the building located on the Property.

This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

This Amendment shall be governed by, and shall be construed according to, the laws of the State of Virginia.
To facilitate execution, this Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more such counterparts. All such counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives.

                    SELLER:

                    UNITED INVESTORS INCOME PROPERTIES II,
                    a Missouri limited partnership

                    By: UNITED INVESTORS REAL ESTATE, INC.,
                    a Delaware corporation, its general partner

                    By:____________________________________________
                    Title: Senior Vice President
                    Date:___________________________________________


                    PURCHASER:

                    DEG OF VIRGINIA, L.L.C., a Virginia limited liability company